Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To,

Lytus Technologies Holdings Ptv. Ltd.

USA

We consent to the inclusion in this Registration Statement on Form S-8 of Lytus Technologies Holdings PTV Ltd. (the Form S-8) of our report dated August 18, 2023, relating to financial statements of Lytus Technologies Holding PTV. Ltd. (the Company) as issued and appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2023.

For, Pipara & Co LLP (6841)

/s/ Pipara & Co LLP

Place: Ahmedabad, India
Date: November 22, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York - 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi - 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com